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                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                              ---------------

                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  September 3, 1999

                            Hilton Hotels Corporation
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

   Delaware                          1-3427                    36-2058176
---------------             ------------------------      --------------------
(State of                   (Commission File Number)      (IRS Employer
 Incorporation)                                            Identification No.)

                             9336 Civic Center Drive
                         Beverly Hills, California 90210
                ---------------------------------------------------
                (Address of principal executive offices) (Zip Code)

                                 (310) 278-4321
                ----------------------------------------------------
                (Registrant's telephone number, including area code)


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     Item 5. Other Events

     On September 7, 1999, Hilton Hotels Corporation announced that it had entered into an Agreement and Plan of Merger dated as of September 3, 1999 with Promus Hotel Corporation, pursuant to which Promus will merge into a subsidiary of Hilton. In the merger, each share of common stock, $.01 par value, of Promus will be converted into the right to receive either (i) $38.50 in cash, without interest, or (ii) a number of shares of Hilton common stock, $2.50 par value, equal to the Exchange Ratio, as defined in the Merger Agreement. Fifty-five percent of the Promus shares will be converted into the cash consideration while the remaining 45% will be converted into Hilton stock.

     The Exchange Ratio is the number (rounded to the nearest ten-thousandth) determined by dividing $38.50 by the Market Price of the Hilton common stock, provided that the Exchange Ratio will not be greater than 3.2158 or less than
2.9096. The Merger Agreement provides that the Market Price per share of Hilton common stock will be the average of the volume weighted average per share sales price for twenty trading days selected by lot out of the thirty trading days ending on the fifth trading day prior to the effective time of the merger. Under certain circumstances set forth in the Merger Agreement, Hilton and Promus may change the structure of the transaction to provide for the merger of Hilton's acquisition subsidiary into Promus, or the creation of a new holding company structure. The economic terms of the transaction would remain the same.

     Consummation of the merger is subject to a number of conditions, including Hilton and Promus stockholder approval.

     Copies of Hilton's press release dated September 7, 1999 announcing the merger and the Merger Agreement are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

   7(c)   EXHIBITS.

          99.1 Press Release of Hilton Hotels Corporation and Promus Hotel Corporation, dated September 7, 1999.

          99.2 Agreement and Plan of Merger, dated as of September 3, 1999, among Promus Hotel Corporation, Hilton Hotels Corporation and Chicago Hilton, Inc.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 8, 1999              HILTON HOTELS CORPORATION


                                      By: /s/ Thomas E. Gallagher
                                          --------------------------------
                                          Thomas E. Gallagher
                                          Executive Vice President, Chief
                                          Administrative Officer, General
                                          Counsel and Secretary




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                                  EXHIBIT INDEX



         99.1 Press Release of Hilton Hotels Corporation and Promus Hotel Corporation, dated September 7, 1999.

         99.2 Agreement and Plan of Merger, dated as of September 3, 1999, among Promus Hotel Corporation, Hilton Hotels Corporation and Chicago Hilton, Inc.